Exhibit 3.37

Microfilm Number______________	Filed with the Department of State on
___________________________
Entity Number_______________	Secretary of the Commonwealth

CERTIFICATE OF LIMITED PARTNERSHIP
DSCB:15-8511 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 8511 (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1.	The name of the limited partnership is: Brandywine Metroplex, L.P.

2.	The (a) address of this limited partnership's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	4 Campus Blvd., Suite 100	Newtown Square,	PA	19073	Delaware

	Number and Street	City	State	Zip	County

(b)	c/o	_____________________________________________________________________________________________________________________________
Name of Commercial Registered Office Provider	County

For a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited partnership is located for venue and official publication purposes.

3.	The name and business address of each general partner of the partnership is:

Name	Address
Brandywine Metroplex, LLC	c/o Brandywine Realty Trust 14 Campus Blvd., Suite 100 Newtown Square, PA 19073

4.	(Check, and if appropriate complete, one of the following):

The formation of the limited partnership shall be effective upon filing this Certificate of Limited Partnership in the Department of State.

The formation of the limited partnership shall be effective on: _________at _________
Date Hour

5.	The specified effective date, if any, is: ___________________
month/day/year/hour, if any

IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Limited Partnership this 13th day of December , 2000.

Brandywine Metroplex, LLC By: ___________________ Gerard H. Sweeney, Sr., President & CEO (Signature)

Department of State
Corporation Bureau
P.O. Box 8722
Harrisburg, PA 17105-8722

Instructions for Completion of Form:

A.	One original of this form is required. The form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $100 made payable to the Department of State. PLEASE NOTE: A separate check is required for each form submitted.

B.	Under 15 Pa.C.S. § 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C.	The following, in addition to the filing fee, shall accompany this form:

(1)	Any necessary copies of form DSCB:17.2 (Consent to Appropriation of Name) or form DSCB:17.3 (Consent to Use of Similar Name).

(2)	Any necessary governmental approvals.

D.	For general instructions relating to the formation of limited partnerships see 19 Pa. Code Ch. 73 (relating to limited partnerships).

E.	This form shall be executed by all general partners named herein. Any natural person of full age, general partnership, limited partnership, corporation or business or other trust may form a limited partnership if the organizing entity is designated as a general partner in and executes this form. Under 15 Pa.C.S. § 8513 (relating to certificate of cancellation) the Certificate of Limited Partnership shall be cancelled whenever there are no limited partners, but it is not necessary to name the limited partners in the Certificate of Limited Partnership.

F.	Optional provisions required or authorized by law may be added as Paragraphs 4, 5, and 6...etc. If a partner's interest in the limited partnership is to be evidenced by a certificate of partnership interest, a statement to that effect must be included in this form. See 15 Pa.C.S. § 8511(a)(4).

G..	This form and all accompanying documents shall be mailed to:

Department of State
Corporation Bureau
P.O. Box 8722
Harrisburg, PA 17105-8722

H.	To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa.C.S.)
Entity Number			Domestic Business Corporation (§ 1507)
Foreign Business Corporation (§ 4144)
Domestic Nonprofit Corporation (§ 5507)
Foreign Nonprofit Corporation (§ 6144)
Domestic Limited Partnership (§ 8506)

Name				Document will be returned to the name and address you enter to the left.

Address

City	State	Zip Code

Fee: $52	Filed in the Department of State on

Secretary of the Commonwealth

     In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1.	The name is:
Brandywine Metroplex, L.P.

2.	The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and street City State Zip County
14 Campus Boulevard, Suite 100, Newtown Square, PA 19073 Delaware County

(b) Name of Commercial Registered Office Provider County
c/o:

3.	Complete part (a) or (b):

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462 Montgomery County

Number and street City State Zip County

(b) The registered office of the corporation or limited partnership shall be provided by:

c/o:

Name of Commercial Registered Office Provider County

DSCB:15-1507/4144/5507/6144/8506-2

4.	Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this day of May , 2002 .

Brandywine Metroplex, L.P.

Name of Corporation/Limited Partnership

Signature

Secretary of Brandywine Metroplex, LLC, G.P.

Title

     Department of State
Corporation Bureau
P.O. Box 8722
Harrisburg, PA 17105-8722
(717) 787-1057
Web site: www.dos.state.pa.us/corp.htm

Instructions for Completion of Form:

A.	Typewritten is preferred. If not, the form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $52 made payable to the Department of State.

B.	This form may not be used by a Foreign Limited Partnership which desires to amend its certificate of registration in order to reflect a change in address of registered office, change of name or other arrangements or facts that have changed. Foreign Limited Partnerships must use form DSCB:15-8585.

C.	If Paragraph 3(a) is completed, the actual street address or rural route box number must be used as the address. The Department is required to refuse to receive or file under Paragraph 3(a) a form that fails to set forth an address or sets forth only a post office box address. See 19 Pa. Code § 19.2 (relating to Change of Commercial Registered Office Provider).

D.	In the case of a corporation, if the change in registered office was authorized by a body other than the board of directors, Paragraph 4 should be modified accordingly.

E.	This form and all accompanying documents shall be mailed to the address stated above.

F.	To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Amendment-Domestic
(15 Pa.C.S.)
Entity Number 2978888
Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)

Name				Document will be returned to the name and address you enter to the left.

Address

City	State	Zip Code

Fee: $52	Filed in the Department of State on

Secretary of the Commonwealth

     In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1.	The name of the limited partnership/limited liability company is:
Brandywine Metroplex, L.P.

2.	The date of filing of the original Certificate of Limited Partnership/Organization:
12/20/00

3.	Check, and if appropriate complete, one of the following:

The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check, and if appropriate complete, one of the following:

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on: at .
Date Hour

DSCB:15-8512/8951–2

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization:

The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this day of June , 2002 .

Brandywine Metroplex, L.P.

Name of Limited Partnership/Limited Liability Company

Signature

Secretary of Brandywine Metroplex, LLC, G.P.

Title

     Department of State
Corporation Bureau
P.O. Box 8722
Harrisburg, PA 17105-8722
(717) 787-1057
web site: www.dos.state.pa.us/corp.htm

General Instructions for Completion of Form:

A.	Typewritten is preferred. If not, the form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $52 made payable to the Department of State.

B.	The following, in addition to the filing fee, shall accompany this form:

(1) If the amendment effects a change of name, two copies of a completed form DSCB:15-134B Docketing Statement-Changes).

(2) If the amendment effects a change of name, any necessary copies of form DSCB:17.2.3 (Consent to Appropriation or Use of Similar Name).

(3) Any necessary governmental approvals.

C.	This form and all accompanying documents shall be mailed to the above stated address.

D.	To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.

Instruction for Amendment for Domestic Limited Liability Company Only:

E.	A Certificate of Organization may be amended for any other proper purpose, including a restatement of the certificate in its entirety, omitting any matter that is obsolete or no longer required. Form DSCB:15-8906 (Certificate of Change of Registered Office) may be used if the only change in the certificate is a change of registered office.

Instruction for Amendment for Domestic Limited Partnership Only:

F.	This form shall be executed by any general partner and each other entity designated in the form as a new general partner. If this form is executed by an individual or by multiple parties, the execution portion of the form should be modified accordingly.

G.	This form shall be filed upon the occurrence of any of the following events:

(1) A change in the name of the limited partnership.

(2) The admission of a new general partner.

(3) The withdrawal of a general partner not reflected by the filing of form DSCB:15-8524/8532 (Certificate of Withdrawal by General Partner-Limited Partnership/From Limited Partnership). This form should be used where the withdrawal is accompanied by another change in the Certificate of Limited Partnership, e.g., the addition of a new general partner.

H.	A Certificate of Limited Partnership may be amended for any other proper purpose, including a restatement of the certificate in its entirety, omitting any matter that is obsolete or no longer required. Form DSCB:15-1507/ 4144/5507/6144/8506 (Statement of Change of Registered Office) shall be used if the only change in the certificate is a change of registered office.